UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2019

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-1449574	32-0201472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Corporation as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Corporation ☐

If an emerging growth Corporation, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm.

As described below, on February 18, 2019, the Board of Directors of Bravatek Solutions, Inc. (the “Company”) received notice that its independent registered public accounting firm, D. Brooks and Associates CPA’s, P.A. (the “Former Accountant”), had resigned. The communication with the Former Accountant is described below.

The Company’s Board of Directors received the notice from the Former Accountant, reviewed the information it received from the Former Accountant and made recommendations to the Company’s management.

On February 18, 2019, the Company’s Board of Directors received a letter (the “February 18th Letter”) from the Former Accountant. The Company disagrees with the conclusions reached by the Former Accountant which included:

1.	That the Former Accountant was unable to rely on current management’s representations and that the Former Accountant believes that Company management failed to disclose pertinent and relevant information, of which they were aware, regarding the Company’s subsidiary, Helpcomm, Inc., that existed at the time written representations were provided to the Former Accountant dated December 3, 2018; and

2.	That the Former Accountant believes that the Company may have committed an illegal act in the State of Virginia related to its failure to timely pay employees for work performed.

The Company’s Board of Directors received the February 18th Letter, on February 18, 2019, reviewed the information therein and made recommendations to the Company’s management. The Company determined to retain litigation counsel to pursue potential claims against the Former Accountant.

The reports of the Former Accountant on the Company’s financial statements for the two most recently completed fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The reports did, however, include an explanatory paragraph about the uncertainty as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods. During the subsequent interim period after the Company’s most recent fiscal year ended December 31, 2018, the Company and the Former Accountant disagreed regarding facts asserted and conclusions reached by the Former Accountant in its February 18th Letter. The Company has authorized the Former Accountant to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of each of such disagreement.

The Company has not yet engaged a new independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2018.

The Company provided the Former Accountant with a copy of the foregoing disclosure in advance of filing this Current Report and requested the Former Accountant to furnish the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made in this Current Report.

ITEM 9.01. Financial Statements and Exhibits.

The exhibits listed in the following exhibit index are filed as part of this Current Report on Form 8-K:

16.1	Letter from the Former Accountant dated February 19, 2019 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: February 19, 2019	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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